Exhibit 99.1

J.P. Morgan Aviation, Transportation and Industrials Conference March 15, 2017 Oscar Munoz Chief Executive Officer

Safe Harbor Statement Certain statements included in this presentation are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

Following a period of turbulence… FORBES United Airlines CEO Resigns In Wake Of Federal Investigation Bloomberg United’s quest to be less Awful January 14, 2016 USA today United names acting CEO while executive recovers from heart attack The wall street journal United continental shareholders launch Battle for control March 8, 2016 Teamster Mechanics Threaten strike Against United Airlines at JP Morgan Investor Conference Mar 08, 2016 Sep 8, 2015

…came a year of transformation in 2016 for United Pre-tax earnings and margin1 ? Achieved record operational performance ($B) 11.9% 12.2% ? Added 6 new independent, highly-credentialed 11.1% 10.4% directors to board $4.5 $4.5 $4.2 $3.8 ? Strengthened leadership team ? Rolled out the biggest product innovation in 10 years with United Polaris ? Achieved contracts with all major workgroups FY15 FY16 Including special charges ? Outlined plan to close the margin gap Pre-tax margin Excluding special charges 1 For a GAAP to Non-GAAP reconciliation, see Appendix A 3

Building the world’s best airline Best people and culture Best network potential We believe we have the two key ingredients needed to achieve our goal 4

Our strategy centers around six critical areas Improving Leverage our Invest in our people operational network strengths reliability Power our Ensure our long-performance Win customers at term financial through technology every price point success and mobility 5

Earning employee trust and elevating leadership “There were days that I thought we would not survive. And now it’s as good as it’s ever been.” -United Airlines Flight Operations Employee “I feel we are finally heading back in the right direction. Back to the airline I started working for almost 30 years ago, the real United.” -United Airlines Airport Operations Employee Added more than 6 decades of industry experience to C-suite in the last year 6

Improving operational reliability Significant progress in 2016… Departure:001 Arrival:141 63.6% 81.3% 78.1% 76.3% 56.0% 55.2% FY14 FY15 FY16 FY14 FY15 FY16 Completion factor1 Mishandled bag ratio2 99.0% 3.67 98.6% 98.7% 3.21 2.60 FY14 FY15 FY16 FY14 FY15 FY16 1 Mainline flights only 2 7 As reported to the Department of Transportation

Improving operational reliability 2017 is off to a strong start… Finished first in January among peers in Zero cancel days1 completion factor 21 • First time we’ve ever achieved this in the 18 month of January In February, zero cancels or just one cancel 12 for half of the days in the month Fewest controllable cancels (37) ever in a month in company history 2011-2015 2016 YTD20171 • More zero cancel days year-to-date in 2017 than in 2011-2015 combined 1 Mainline flights only 2 th 8 As of March 14 , 2017

Creating the world’s leading network EWR (#1) SFO (#3) ORD (#4) DEN (#9) IAD (#5) LAX (#2) We are committed to higher Focused on competing and gaining market IAH (#12) share in local competitive markets connectivity in our hubs Plan to increase spokes and international service by increasing service to our hubs 9 Note: Ranked by origin and destination passengers (2015)

Creating the world’s leading network Network changes start this summer driven by bottoms up review: Driving connectivity at our hubs is key to improving domestic network profitability 10

Creating the world’s leading network

Adding more “catchment” area flying

New cities from ORD: Rochester MN, Columbia MO, Champaign IL

Every flight added to ORD results in approximately 80 additional possible connections

Small city service from our hubs has a better pricing structure

We can generate incremental traffic and strengthen the network

Next steps:

Delivering better connectivity by re-banking several hubs through 2018

Delivering a highly competitive customer experience

United Polaris

Successfully launched in December in 2016

Great employee and customer feedback

What’s Next?

Polaris seat in international service 1Q17 Next Polaris Lounge openings (EWR/SFO) 4Q17 777-200 reconfigurations enter service 1Q18

Premium Economy Under evaluation

Delivering a highly competitive customer experience

Basic Economy

Operational benefits Same great onboard product Provide greater customer choice Enhancing revenue through buy-up

Powering our business through technology

Annual technology investment is second only to our aircraft investment

Our IT investment is expected to be roughly 400 percent larger in 2017 than in 2012

Investing in reliability and efficiency

Improvements to revenue management system anticipated to begin later this year

Building our future through financial strength

Managing business to maximize Defined strategy to close margin operating margin and ROIC gap to peers by 2020

Committed to managing costs and Maintain strong liquidity levels disciplined capital investment and healthy balance sheet

Plan to continue to return excess cash to shareholders

It’s time to execute and deliver…

We intend to provide annual updates on our progress towards initiatives and look forward to sharing that with you in the fourth quarter of this year

Updating full-year 2017 capacity and unit cost guidance

Estimated FY17 capacity growth

Year-over-year

Prior Update

Domestic 1.5% - 2.5% 3.5% - 4.5%

International 0.5% - 1.5% 1.0% - 2.0%

Consolidated 1.0% - 2.0% 2.5% - 3.5%

Estimated FY17 total CASM1 Estimated FY17 non-fuel CASM1,2

Year-over-year H(L) Year-over-year H/(L)

6.6% - 8.2% 3.5% - 4.5%

5.6% - 7.2% 2.5% - 3.5%

Prior Update Prior Update

1 While the Company anticipates that it will record special charges throughout the year, at this time the Company is unable to provide an estimate of these charges, as well as an estimate of full-year profit sharing, with reasonable certainty. For a GAAP to non-GAAP reconciliation, see Appendix A

2 Non-fuel CASM (operating expense per available seat mile) excludes fuel, profit sharing, third-party business expenses and special charges, such as the impact of certain primarily non-cash impairment, severance and other similar non-recurring accounting charges

What’s changed?

Completed bottoms up network review

More fully maximizing fleet utilization in peak period

UAL has lagged peers on fleet utilization

Highly margin-accretive flying opportunity

No new capital expenditures associated with capacity increase

Improved operational reliability and completion factor

Network adjustments consistent with investor day strategy and margin focus

We are executing our strategy

We are committed to:

• Achieving our investor day earnings improvement targets

• Close the margin gap by 2020

• Optimizing network to achieve full potential

• Re-emphasize domestic flying

• Improve hub connectivity

• Increasing efficiency while maintaining reliability

• Ensuring efficient capital investment

We are managing our business to maximize margin and ROIC

Revenue update

Reaffirmed 1Q17 PRASM guidance of (1%) to +1% last week

Despite 1.3 points higher completion factor through February

First quarter has played out largely as expected

Continued strong close-in demand

Expecting positive year-over-year PRASM growth in 2Q17

Started managing the airline more to yield than load factor in 4Q16

Goal:

Make United the best airline for employees, customers and investors.

UNITED

Appendix A: reconciliation of GAAP to Non-GAAP financial measures

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including: income (loss) before taxes excluding special items, pre-tax margin excluding special items, and CASM, as adjusted, among others. UAL believes that adjusting for special items is useful to investors because special items are non-recurring charges not indicative of UAL’s ongoing performance. For additional information related to special items, see the press release issued by UAL dated January 17, 2017, filed on that date with the SEC as an exhibit to UAL’s Form 8-K.

Twelve Months Ended

(in millions, except pre-tax margin) December 31,

Income before income taxes excluding special items 2016 2015

Income before income taxes (GAAP) $3,819 $4,219 Add: special items before income taxes (a) 643 279 Income before income taxes excluding special items (Non-GAAP) $4,462 $4,498

Pre-tax margin excluding specials

Total operating revenue $36,556 $37,864

Pre-tax margin (GAAP) 10.4% 11.1% Pre-tax margin excluding special items (Non-GAAP) 12.2% 11.9%

(a) Includes impairment of intangible assets, labor agreement costs, Cleveland airport lease restructuring costs, severance and benefit costs, (gains) losses on sales of assets and other special items, losses on 23 extinguishment of debt, and hedge program adjustments.

Appendix A: reconciliation of GAAP to Non-GAAP financial measures (continued)

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel, and special charges and also presents a measure of CASM with the additional exclusion of the impact from the new labor agreements. UAL believes that adjusting for special charges is useful to investors because special charges are non-recurring charges not indicative of UAL’s ongoing performance. UAL believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing as the exclusion allows investors to better understand and analyze our recurring cost performance and provide a more meaningful comparison of our core operating costs to the airline industry.

Year Ended

December 31, 2017E

Non-Fuel CASM Low High

CASM, excluding special charges and profit sharing (a) (Non-GAAP) 5.6 – 7.2%

Less: Third-party business expenses and fuel (b) 3.1 – 3.7

CASM, excluding special charges, profit sharing, third-party business expenses and fuel (Non-GAAP) 2.5 – 3.5

Excludes special charges, such as the impact of certain primarily non-cash impairment, severance and other similar non-recurring accounting charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges, as well as an estimate of full-year profit sharing, with reasonable certainty. Accordingly, the Company is unable to provide guidance for CASM on a GAAP basis.

Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.